Exhibit 99.1

PRESS RELEASE

XO Holdings Reports First Quarter 2007 Financial Results

•	Narrowed Net Loss By More Than Half Compared to Same Period Last Year
•	21% Growth in Data and IP Services Revenue and 5% Growth in Core Services Revenue Compared to Same Period Last Year
•	Continued Strong Demand for Inter-City Network Transport Services from Carriers, Content Providers and Internet-Centric Companies with Sales Orders Up 514% Compared to Same Period Last Year

RESTON, VA – May 10, 2007 – XO Holdings, Inc. (OTCBB: XOHO.OB) today reported its first quarter 2007 financial and operational results. For the first quarter of 2007, XO Holdings, Inc. (XOH) reported revenue of $348.5 million, $37.2 million of adjusted EBITDA and a net loss of $20.6 million. XOH operates two business segments, XO Communications, LLC (XOC), its nationwide wireline telecommunications business, and Nextlink Wireless, Inc. (Nextlink), its wireless business.

“Our strategy of concentrating on businesses and enterprises, carriers and broadband wireless markets is delivering strong results across the board,” said Carl Grivner, chief executive officer of XO Holdings, Inc. “In the first quarter, we continued to grow revenue and profits in our core data and IP services compared to the same period last year. We’re very pleased with our progress in delivering high-margin services to businesses and large enterprises, the success of our inter-city network services with wholesale customers, and the rapid expansion of Nextlink broadband wireless solutions.”

Service Revenue
	Q1	Q4	Q1	% Change Q1
(dollars in millions)	2007	2006	2006	2007 - Q1 2006

Data and IP Services (a)	$119.1	$113.2	$98.5	21%
Integrated/Voice
Services (b)	79.6	85.5	91.6	(13%)
Total Core Services	198.7	198.7	190.1	5%
Other Services (c)	149.8	156.6	159.6	(6%)
Total Revenue	$348.5	$355.3	$349.7	(0.3%)

(a)	Data and IP Services, which are a subset of Core Services, are defined as Collocation, Dedicated Internet Access, Ethernet, MTNS, Private Line, VPN, Carrier VoIP and Commercial VoIP.
(b)	Integrated/Voice Services, which are a subset of Core Services, are defined as integrated services and carrier voice services.
(c)	Other Services are defined as all small business services, sub- T1 (i.e. dial, DSL), web hosting, interactive voice response and XO One services.

First Quarter 2007 Financial Results
	Q1	Q4	Q1	% Change Q1
(dollars in millions)	2007	2006	2006	2007-Q1 2006

Revenue
XOC	$348.5	$355.3	$349.6	(0.3%)
Nextlink	$0.2	$0.3	$0.1	100%
Eliminations	$(0.2)	$(0.3)	—
XOH	$348.5	$355.3	$349.7	(0.3%)
Gross Margin(1)
XOC	$212.2	$207.4	$195.2	9%
Nextlink	$0.1	$0.2	$0.1	—
XOH	$212.3	$207.6	$195.3	9%
Adjusted EBITDA(2)
XOC	$39.7	$26.2	$22.5	76%
Nextlink	$(2.5)	$(3.0)	$(5.1)	51%
XOH	$37.2	$23.2	$17.4	114%
Net Loss
XOH	$(20.6)	$(31.1)	$(43.7)	(53%)
Capital Expenditures
XOC	$40.8	$35.6	$20.9	95%
Nextlink	$0.3	$1.7	$1.9	(84%)
XOH	$41.1	$37.3	$22.8	80%

XO Communications Highlights

•	Data and IP Services revenue grew 21% compared to Q1 2006 and 5% compared to Q4 2006.

•	Integrated/Voice Services revenue declined, driven by the fact they are aging legacy products and the Company’s decision to focus on margin performance versus revenue growth for carrier voice services.

•	Increased gross margin by 9% compared to Q1 2006 and generated $39.7 million in adjusted EBITDA, a 76% increase compared to Q1 2006. Both gross margin and adjusted EBITDA were favorably impacted by continued network optimization and negotiated savings associated with the FCC’s Triennial Review Remand Order (TRRO).*

•	Revenue from XOptions Flex, the Company’s flagship business VoIP services, grew 184% to $15.4 million in the first quarter of 2007 compared with $5.4 million in the same period last year. Ended the first quarter with more than 9,000 XOptions Flex customers installed.

•	Revenue from the Company’s carrier VoIP services, which includes VoIP Origination and VoIP Termination, grew 83% to $7.6 million in the first quarter of 2007 compared to $4.1 million in the same period last year. • Continued capital investments in nationwide inter-city network driven by strong demand for high-capacity inter-city network services.

•	Sales orders for inter-city network transport services up 514% compared to same period last year.

•	Launched nationwide inter-city network services campaign targeting service providers and large enterprises offering industry’s best price and install guarantees for wavelength services on select major XOC network routes.

•	Expanded IP services portfolio with launch of XO MPLS IP-VPN, the Company’s new network-based IP-VPN solution that offers businesses and large enterprises a secure, intelligent and managed network to connect offices, customers and partners and converge a wide range of voice, video and data applications over a single IP network infrastructure.

•	Continued to expand metro Ethernet services footprint nationwide through the deployment of Ethernet over copper technology in 32 of 60 planned major metropolitan markets and by leveraging Nextlink broadband wireless networks.

“We continue to have solid revenue growth in our data and IP services, driven by strong demand for our commercial VoIP, collocation, Dedicated Internet Access and Ethernet services offerings,” said Tom Cady, president of XO Business Services. “Our investments in expanding our Ethernet services footprint and new IP services, like our recently launched XO MPLS IP-VPN solution and our converged IP services planned for later this year, will drive revenue growth and strengthen our position in the small and medium-sized business segment and expand XO Communications’ presence in the enterprise market.”

“XO Carrier Services had a very strong first quarter, driven by significant demand for our wholesale inter-city network transport services,” said Ernie Ortega, president of XO Carrier Services. “Through our network investments and deployment of industry-leading optical technology, XO Communications has been well-prepared to satisfy the increased demand for inter-city network transport, IP transit and collocation services.”

Nextlink Highlights

•	Launched Phoenix and Seattle markets during the first quarter, extending reach to 13 markets nationwide.
•	Completed network construction in 18 markets to meet FCC
requirements for license renewal and commenced activity in 32 additional markets.
•	Expanded channel partner program to six regional and nationwide resellers, including XO Communications. • Average of 12 T-1 equivalents per customer location.

“We’re very pleased with our progress during the quarter and the momentum we have built for 2007,” said Bob Beran, president of Nextlink. “Through our new market launches and growing community of resellers, we continue to expand our ability to serve more customers with a broad range of carrier-grade wireless access solutions, including cellular backhaul, metro Ethernet and network redundancy services. We are attracting quality customers, which is demonstrated by the concentration of T-1 equivalents we are now supporting for each customer site.”

Recent Developments

XO Holdings has determined to focus on building its core businesses and strategic methods to enhance its core business. In order to do this effectively, XO Holdings will not at this time seek or entertain offers to purchase all or a substantial portion of its business. Instead, XO Holdings will continue to explore a broad range of alternatives intended to enhance its core business, including the possibility of renegotiating or refinancing its existing credit facility; seeking to consummate one or more strategic acquisitions; and otherwise expanding its core businesses. XO Holdings also believes that in order to enhance its core business, it will need to make capital expenditures. Therefore it may seek to raise capital through one or more offerings of debt and/or equity securities.

About XO Holdings

XO Holdings, Inc. (OTCBB: XOHO.OB) is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).

XO Communications is a leading provider of national and local telecommunications services to businesses, large enterprises and communications service providers. XOC offers a broad portfolio of services, including local and long distance voice, dedicated Internet access, private networking, data transport and Web hosting services as well as bundled voice and Internet solutions. XOC provides these services over an advanced, nationwide facilities-based IP network and serves 75 metropolitan markets across the United States. For more information, visit www.xo.com.

Nextlink provides broadband wireless services to wireless and wireline communications service providers, businesses and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade wireless access solutions that scale to meet the demands of today’s converged world of communications – supporting next-generation mobile and wireline voice, data and video applications. For additional information, visit www.nextlink.com.

*     An explanation of the TRRO can be found in the Company’s 2006 Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XOC in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing Nextlink’s ability to expand its addressable market and reduce local network access costs, the benefit from new initiatives and enhancements to the enterprise and carrier markets, our ability to expand our Ethernet footprint and related sales growth, our ability to expand our market through new VoIP and private networking initiatives, the demand for XOC’s core communications services, and XOC’s ability to benefit from increased network capacity and additional services from its inter-city fiber optic long haul network. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Nextlink and XO may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q. XOH undertakes no obligation to update any forward-looking statements.

There can be no assurance that XO Holdings will successfully execute its strategy as described herein, including successfully refinancing the existing credit facility and/or successfully raising capital through one or more offerings of debt and/or equity securities. Consequently, any of these failures could have material adverse consequences on XO Holding’s financial position and results of operations.

This press release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below in the section entitled “Non-GAAP Financial Measures.”

Accompanying financial statements follow below.

XO HOLDINGS, INC.

Condensed Consolidated Statements of Operations
(Dollars in thousands, except for share and per share data)

	Three Months Ended

	March 31,	March 31,
	2007	2006

	(Unaudited)	(Unaudited)
Revenue:
XOC	$348,534	$349,579
Nextlink	222	111
Eliminations	(244)	—

Total revenue	348,512	349,690
Costs and expenses:
Cost of service (exclusive of depreciation and amortization)
XOC	136,398	154,380
Nextlink	88	—
Eliminations	(244)	—

Total cost of service	136,242	154,380
Selling, operating, and general:
XOC	172,915	173,688
Nextlink	2,616	5,175

Total selling, operating, and general	175,531	178,863
Depreciation and amortization
XOC	50,555	52,795
Nextlink	81	1,641

Total depreciation and amortization	50,636	54,436
Loss from operations XOC	(11,334)	(31,284)
Nextlink	(2,563)	(6,705)

Loss from operations	(13,897)	(37,989)
Investment income, net	2,199	1,974
Interest expense, net	(8,635)	(7,643)

Net loss before income taxes	(20,333)	(43,658)
Income tax expense	(300)	—

Net loss	(20,633)	(43,658)
Preferred stock accretion	(3,488)	(3,288)

Net loss allocable to common shareholders	$(24,121)	$(46,946)

Net loss allocable to common shareholders per common share, basic and diluted	$(0.13)	$(0.26)

Weighted average shares, basic and diluted	182,001,910	181,933,035

Gross margin (1)	$212,270	$195,310

Adjusted EBITDA:
XOC	39,727	22,450
Nextlink	(2,482)	(5,064)

Total adjusted EBITDA (2)	$37,245	$17,386

XO HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Dollars in thousands)

	March 31,	December 31,
	2007	2006

	(Unaudited)
Cash and cash equivalents	$140,845	$168,563
Marketable securities	2,460	2,420
Accounts receivable, net	118,703	131,168
Other current assets	31,195	30,859
Property and equipment, net	679,515	678,233
Broadband wireless licenses and other intangibles, net	58,309	63,507
Other assets	44,299	41,361

Total assets	$1,075,326	$1,116,111

Accounts payable and other current liabilities	$288,259	$319,641
Long-term debt and accrued interest payable	346,217	336,650
Other long-term liabilities	59,529	58,430
Class A convertible preferred stock	234,030	230,542
Total stockholders’ equity	147,291	170,848

Total liabilities, convertible preferred stock and stockholders’ equity	$1,075,326	$1,116,111

Non-GAAP Financial Measures

(1)  Gross margin is a non-GAAP financial measure, which we define as revenue less cost of service, and excludes depreciation and amortization expenses. Gross margin is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with GAAP. Rather, we consider gross margin to be an important financial measure of our operating performance related solely to providing telecommunications services to our customers without taking into account expenditures that are not directly related to providing such services. We believe that gross margin allows management to further assess (i) our operating performance, (ii) profitability across our customer base and (iii) trends in our competitive and regulatory environments. Additionally, we believe that gross margin is a standard measure of operating performance that is commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry. We believe gross margin provides investors with an alternative means to evaluate the results of our operations. Gross margin as used in this document may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies and differences in definition of gross margin. Therefore, we provide additional information on the components of gross margin throughout this release and provide the reconciliations to the most comparable GAAP financial measure. The following tables reconcile reported net loss before income taxes to gross margin, as defined above, for the respective periods presented:

XO HOLDINGS, INC.

Reconciliation of Net Loss Before Income Taxes to Gross Margin
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(20,333)	$(27,632)	$(43,658)
Selling, operating and general	175,531	184,802	178,863
Depreciation and amortization	50,636	49,923	54,436
Investment income, net	(2,199)	(2,484)	(1,974)
Investment gain (loss), net	—	(5,156)	—
Interest expense, net	8,635	8,139	7,643

Gross margin	$212,270	$207,592	$195,310

XOC
Reconciliation of Loss from Operations to Gross Margin
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(11,334)	$(24,107)	$(31,284)
Selling, operating and general	172,915	181,643	173,688
Depreciation and amortization	50,555	49,846	52,795

Gross margin	$212,136	$207,382	$195,199

Nextlink
Reconciliation of Loss from Operations to Gross Margin
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(2,563)	$(3,026)	$(6,705)
Selling, operating and general	2,616	3,159	5,175
Depreciation and amortization	81	77	1,641

Gross margin	$134	$210	$111

(2)  Adjusted EBITDA is a non-GAAP financial measure, which we define as net income (loss) before depreciation, amortization, asset impairment charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle and stock-based compensation. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Rather, adjusted EBITDA is an important measure used by management to assess operating performance of the Company and is used in our budgeting process. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Management has historically used adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our core on-going operations. Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement. A reconciliation of net loss before income taxes to adjusted EBITDA is included below:

XO HOLDINGS, INC.

Reconciliation of Net Loss Before Income Taxes to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(20,333)	$(27,632)	$(43,658)
Depreciation and amortization	50,636	49,923	54,436
Investment income, net	(2,199)	(2,484)	(1,974)
Interest expense, net	8,635	8,139	7,643

EBITDA	$36,739	$27,946	$16,447

Stock-based compensation	506	455	939
Investment loss, net	—	(5,156)	—

Adjusted EBITDA	$37,245	$23,245	$17,386

XOC
Reconciliation of Loss from Operations to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(11,334)	$(24,107)	$(31,284)
Depreciation and amortization	50,555	49,846	52,795

EBITDA	39,221	25,739	21,511
Stock-based compensation	506	455	939

Adjusted EBITDA	$39,727	$26,194	$22,450

Nextlink
Reconciliation of Loss from Operations to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(2,563)	$(3,026)	$(6,705)
Depreciation and amortization	81	77	1,641

EBITDA	(2,482)	(2,949)	(5,064)
Stock-based compensation	—	—	—

Adjusted EBITDA	$(2,482)	$(2,949)	$(5,064)

Limitations on the Use of Non-GAAP Measures

The use of gross margin and adjusted EBITDA and has certain limitations. Our presentation of gross margin and adjusted EBITDA may be different from the presentation used by other companies, and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of gross margin and adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Gross margin and adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. Gross margin and adjusted EBITDA should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Gross margin and adjusted EBITDA reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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Media Contact:
Chad Couser / XO Communications
703-547-2746
chad.couser@xo.com